UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2026, Global Technology, Inc. (“Global Technology”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into a Factory Premises Lease Agreement (the “Lease Agreement”) with Ningbo Yiduofu Industrial Co., Ltd. (the “Lessor”), pursuant to which Global Technology will lease a building consisting of approximately 38,311.8 square meters, located at No.227 Kesheng Rd., Jishigang Town, Haishu District, Ningbo, China. (“Leased Property”).

The lease term is for ten (10) years, commencing on September 16, 2026, and expiring on September 15, 2036. Global Technology is entitled to a three-month rent-free renovation period commencing upon the actual delivery of the Leased Property. The annual rent for the Leased Property is RMB 6,896,124. Beginning in the third lease year, the annual rent shall increase by three percent (3%) every three years.

Under the terms of the Lease Agreement, Global Technology has the right, at its own expense, to make alterations, improvements, and modifications to the Leased Property as necessary to accommodate its production requirements. Except in the event of force majeure or a material breach by Global Technology of its obligations under the Lease Agreement, the Lessor may not terminate the lease prior to the expiration of the lease term.

Global Technology holds additional rights under the Lease Agreement, including but not limited to: (i) the right of first refusal to purchase the Leased Property if the Lessor elects to sell the Leased Property; (ii) the right to require that the Lease Agreement remains valid and binding on any purchaser or transferee of the Leased Property ; and (iii) the right of first refusal to renew the lease under terms no less favorable than those offered to any prospective tenant.

The foregoing description of the Lease Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, an English translation of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Translation of the Factory Premises Lease Agreement, dated On September 10, 2026, between Global Technology, Inc. and Ningbo Yiduofu Industrial Co., Ltd.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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